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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 1997, in the Registration Statement (Form S-3) and related Prospectus of The Hain Food Group, Inc. for the registration of 3,248,750 shares of its common stock and to the incorporation by reference therein of our report dated September 3, 1997, with respect to the consolidated financial statements of The Hain Food Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.






                                                       /s/ Ernst & Young LLP
                                                      -------------------------
                                                      ERNST & YOUNG LLP




Melville, New York
October 28, 1997